UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2021 (November 3, 2021)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Edward Maldonado and Carol Pepper were each formally appointed to the Board of Directors (the “Board”) of Cuentas, Inc. (the “Company”) by the Board. Each of Mr. Maldonado and Ms. Pepper were appointed to the Board pursuant to the Voting Agreement and Proxy dated as of December 31, 2019, by and among Arik Maimon, Executive Chairman of the Company, Michael De Prado, Executive Vice Chairman of the Company, Dinar Zur LLC, a significant stockholder of the Company, and CIMA Telecom Inc., a significant stockholder of the Company (“CIMA”). Mr. Maldonado was appointed to the Board by CIMA, and Ms. Pepper was appointed to the Board by Mr. Maimon. The Board has determined that Ms. Pepper is an independent director under the rules of the NASDAQ Stock Market.

Other than pursuant to the Voting Agreement, the Company is not aware of any arrangements or understandings between the two newly appointed directors and any other persons, pursuant to which such director was selected as a director of the Company. Additionally, there are no related-party transactions in which either of the two newly appointed directors, or any of their immediate family members, have an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: November 9, 2021	By:	/s/ Jeffery D. Johnson
Jeffery D. Johnson
Chief Executive Officer